Exhibit 10.15

9925

PROMISSORY NOTE

$9,725,000.00	November 29, 2005
Alpharetta, Georgia

FOR VALUE RECEIVED, RT DEERFIELD I, LLC, a Delaware limited liability company, having an address at c/o CBRE Operating Partnership, L.P., 865 South Figueroa Street. Suite 3500, Los Angeles, California 90017 (“Borrower”), promises to pay to the order of ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (“Lender”), the principal sum of NINE MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($9,725,000.00), together with interest from the date hereof on the principal amount outstanding from time to time at the interest rate and payable on the dates set forth below. The payment of such sum is secured by a Deed to Secure Debt and Security Agreement of even date herewith (the “Security Deed”) on real estate located in Fulton County, Georgia, legally described in the Security Deed, by “Loan Documents”, as defined in the Security Deed, and by other security (collectively, the “Secured Property”).

A. Rates and Calculation of Interest

1. The principal balance outstanding from time to time shall bear interest at the rate five and 23/100 percent (5.23%) per year (the “Note Rate”), payable monthly, in arrears.

2. Interest shall be computed based on a year of twelve (12) months of thirty (30) days each.

B. Payment of Principal and Interest

1. Principal and interest on the loan evidenced by this Note (the “Loan”) shall be payable in lawful money of the United States to Lender c/o Allianz of America, Inc., 55 Greens Farms Road, Post Office Box 5160, Westport, Connecticut 06881-5160, Attn: Real Estate Department, or at such other place as the Lender may from time to time designate in writing, such principal sum and interest to be paid on the dates in the following manner:

(a) Interest only on the principal balance of this Note at the Note Rate from and including the date of this Note through and including December 9, 2005, shall be paid in advance on the date of this Note.

(b) On each “Payment Date” to and including December 10, 2010, payments of interest only on the principal balance of this Note at the Note Rate in the amount of $42,384.79 shall be due and payable. “Payment Date” means the tenth (10th) day of each consecutive calendar month for the term of this Note commencing January 10, 2006.

(c) On each Payment Date beginning January 10, 2011, through November 10, 2015, payments of principal and interest in the amount of $53,582.00 shall be due and payable. The monthly payments in this Subparagraph (c) and Subparagraph (b) above are herein called the “Monthly Installments.”

(d) The entire remaining principal amount, together with any accrued and unpaid interest (the “Final Installment”), shall be due and payable in full on December 10, 2015 (the “Maturity Date”).

2. (a) This Note may be prepaid in full at any time subject to a prepayment premium that may be substantial. Such premium represents consideration to Lender for loss of yield and reinvestment cost. The prepayment premium shall be determined by Lender and shall be equal to the greater of (i) the prepayment premium calculated in the manner described below, or (ii) zero. The prepayment premium shall be an amount equal to the difference between (x) the present value at the time of prepayment of the remaining scheduled Monthly Installments and the present value at the time of prepayment of the Final Installment, both discounted on a monthly basis at the “Index Rate” (defined below), and (y) the unpaid principal balance of this Note at the time of prepayment. The “Index Rate” is defined as the current yield at the time of prepayment of the Treasury Constant Maturity (the “TCM”) referenced in the weekly Federal Reserve Statistical Release H-15 (519) for the week immediately preceding the date on which written request for prepayment is received by Lender for the maturity most closely corresponding to the remaining Loan term as appropriately interpolated.

(b) If the TCM ceases to be published during the Loan term, the Index Rate shall be the average of the yield, for the five (5) business days preceding the date of prepayment of the Loan, of the US Treasury Note or Bond having a remaining term to maturity and coupon rate most closely corresponding to the remaining term to maturity and interest rate of the Loan. The Index Rate will apply for any prepayment made within thirty (30) days after such request is received by Lender, after which a more recent Index Rate may be used at the sole discretion of Lender. If Lender exercises its right to accelerate the maturity date following an “Event of Default” (defined below) by Borrower, tender of payment of the amount necessary to satisfy the entire indebtedness made thereafter at any time prior to the completion of transfer of ownership of the Secured Property to Lender pursuant to a foreclosure sale, either by Borrower, its successors or assigns or by anyone on behalf of Borrower, shall be deemed to constitute evasion of the prepayment privilege and shall be deemed to be voluntary prepayment herein and such prepayment to the extent permitted by law, shall include the premium required to be paid under the prepayment privilege set forth herein. No prepayment premium will be payable if prepayment is scheduled to be and is received during the last ninety (90) days prior to the Maturity Date. Furthermore, as provided in the Security Deed, no prepayment premium will be payable if prepayment is made from insurance or condemnation proceeds.

3. All payments shall be applied first to “Costs” (defined below) and interest accrued thereon; then to the payment of any escrows for taxes and insurance; then to late charges as defined below, and interest accrued thereon; then to accrued and unpaid interest, and the remainder to the reduction of the principal balance outstanding from time to time. “Costs” shall mean any sums advanced by Lender pursuant to Paragraph C.l below. Each installment of principal and interest, including the Final Installment, unless received by Lender when such installment is due, shall bear interest from such Payment Date or Maturity Date, as applicable, at the rate of five percent (5%) per year in excess of the Note Rate, or at the maximum rate allowable in Georgia at the time such payment is due, whichever is less (the “Default Rate”).

C. Additional Terms and Conditions

1. Lender may at its sole discretion and without notice to or demand on Borrower advance funds to pay any of the obligations of Borrower hereunder or under the other Loan Documents which are not paid before the expiration of applicable grace periods that arise under this Note, or under the other Loan Documents, including tax and insurance payments. Lender may also, at its sole discretion and without notice to or demand on Borrower, perform any act required of Borrower under this Note or under the Loan Documents which is not performed before the expiration of applicable grace periods, including specifically, without limiting its general powers, appearing in and defending any action and performing any obligation of the lessor under any leases assigned to Lender as security for the payment of this Note, and in exercising any such powers paying necessary costs and expenses, employing counsel and incurring and paying attorney’s fees (including the costs of paralegals). Lender shall give Borrower prompt written notice of any such performance, defense or other action taken by Lender. Any sums advanced, spent or incurred by Lender pursuant to this paragraph shall be added to the principal due under this Note and shall accrue interest at the Default Rate; provided, however, that upon notice and demand from Lender, any advance made will be due on the next Payment Date (but not earlier than ten (10) days after notice and demand), and if not paid at that time, shall constitute a default herein; and provided, further, that Borrower shall have the right to repay any such advance by Lender, with accrued interest thereon, at any time after such advance has been made, whether or not Lender has demanded repayment. Any sums advanced or action taken by Lender pursuant to this paragraph shall not release Borrower from any of its obligations under this Note or the Loan Documents.

2. If any of the following (an “Event of Default”) shall occur: (i) Borrower shall fail to pay when due, any installment of interest or principal and interest payable under this Note; or (ii) an “Event of Default” shall then exist under the Security Deed, then, or at any time thereafter, the outstanding balance of this Note, irrespective of the maturity date specified in this Note, together with the then accrued interest and, to the extent permitted by law, the prepayment premium, shall at the election of Lender and without notice of such election, notice being expressly waived, and without relief from valuation and appraisement laws, become immediately due and payable, together with interest after the date of such default, whether resulting from acceleration or not, at the Default Rate.

3. Borrower acknowledges that late payment by Borrower to Lender of any sums due under this Note will cause Lender to incur costs not otherwise contemplated, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any Monthly Installment or any payment or other sum due from Borrower (other than the Final Installment or the outstanding balance of this Note upon acceleration pursuant to Paragraph C.2 above) shall not be received by Lender or Lender’s designee when due, Borrower shall pay to Lender a “Late Charge” equal to five percent (5%) of such overdue amount. The parties agree that the Late Charge represents a fair and reasonable estimate of the costs Lender will incur by reason of late payment by Borrower. The Late Charge shall be due immediately upon accrual and shall bear interest at the Default Rate. Acceptance of such Late Charge by Lender shall in no event constitute a waiver of Borrower’s default with respect to such overdue amount nor prevent Lender from exercising any of the other rights and remedies granted under this Note.

4. The rights or remedies of Lender as provided in this Note and any Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, the Secured Property, any guarantor of this Note and any other funds, property or security held by Lender for the payment of the indebtedness due under this Note or otherwise at the sole discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or of the right to exercise them at any later time.

5. All borrowers, endorsers, guarantors, sureties, accommodation parties of this Note and all other persons liable or to become liable for all or any part of this indebtedness, jointly or severally waive diligence, presentment, protest and demand, and also notice of protest, of demand of nonpayment, of dishonor and of maturity and also recourse to suretyship defenses generally and they also jointly and severally consent to any and all renewals, extensions or modifications of the terms of this Note, including time for payment, and further agree that any such renewal, extension or modification of the terms of this Note or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences shall not affect the liability of any of such parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of such parties.

6. Borrower and all endorsers, guarantors, sureties, accommodation parties of this Note and all other persons liable or to become liable on this Note, agree jointly and severally to pay all costs of collection, including attorney’s fees (including the costs of paralegals) and all costs of suit, in case the unpaid principal sum of this Note or any payment of interest, principal and interest, Late Charge, other payment, or prepayment premium is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced by this Note, or for the foreclosure by Lender of the Security Deed or other Loan Documents, or if Lender is made party to any litigation because of the existence of the indebtedness of this Note or the security Deed or other Loan Documents whether suit be brought or not, and whether through curls of original jurisdiction, as well as in courts of appellate jurisdiction, or through any bankruptcy court or other legal proceedings, which costs and fees may be added to the amount due under and be recoverable with the Note.

7. Nothing contained in this Note nor any transaction related to this Note shall be construed or shall so operate either presently or prospectively (i) to require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (ii) to require the payment or the doing of any act contrary to law, but if any clause or provision in this Note shall otherwise so operate to invalidate this Note and/or the transaction related to this Note, in whole or in part, then (x) such clauses and provisions shall be deemed modified to the extent necessary to be in compliance with the law, or (y) to the extent not possible, shall be held for naught as though not contained in this Note and the remainder of this Note shall remain operative and in full force and effect. If for any reason interest in excess of the amount as limited above shall have been paid under this Note, whether by reason of acceleration or otherwise, then in that event any such excess interest shall constitute and be treated as a payment of principal under this Note and shall operate to reduce such principal by the amount of such excess, or if in excess of the then principal indebtedness, such excess shall be refunded.

8. As a part of this transaction, Borrower has specifically agreed that this Note shall be governed by and construed in accordance with the laws of the State of Georgia. In the event that any provision or clause of this Note conflicts with applicable law, such conflict shall not affect other provisions of this Note which can be given effect without the conflicting provisions, and to this end the provisions of the Note are declared to be severable.

9. (a) The liability of Borrower with respect to the payment of principal, interest and Costs hereunder and with respect to performance by Borrower of Borrower’s obligations and any and all other liability hereunder, under the Security Deed, and under the other Loan Documents, shall be “non-recourse” and, accordingly, Lender’s source of satisfaction of said indebtedness and Borrower’s other obligations hereunder and under the other Loan Documents shall be limited to the Secured Property and the rents, issues, and profits from the Secured Property and Lender shall not seek to procure payment out of any other assets of Borrower, or any person or entity comprising Borrower, nor to seek judgment for any sums which are or may be payable under this Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Security Deed Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the Loan Documents or be deemed to preclude Lender from exercising its rights to foreclose the Security Deed or to enforce any of its other rights or remedies under the Loan Documents, subject to the provisions of this Paragraph 9(a).

(b) Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Borrower’s continued personal liability for, and Lender’s right to recover (including the right to recover costs and attorneys fees, including the costs of paralegals) the following:

(1) The retention by Borrower of any rental income or other cash collected arising with respect to the Secured Property, which was collected by Borrower after an Event of Default has occurred under the Security Deed and while such Event of Default was or is continuing, and not applied to the maintenance, leasing, improvement or operation of the Secured Property, as reflected in Borrower’s bills and receipts for such expenditures from parties unrelated to Borrower;

(2) The retention by Borrower of any prepaid rental income, deposit, or other prepaid income under any lease of all or part of the Secured Property which was unearned as of the occurrence of the Event of Default under the Security Deed, and not applied to the maintenance, leasing, improvement or operation of the Secured Property as reflected in Borrower’s bills and receipts for such expenditures from parties unrelated to Borrower;

(3) The replacement cost of any Secured Property, including personal property or fixtures owned by Borrower, encumbered by the Security Deed which is damaged destroyed, removed, or disposed of and not repaired, rebuilt or replaced as required by the Security Deed, to the extent that the replacement cost of such property exceeds the insurance proceeds (if any) received by Borrower and/or Lender as a result of such events;

(4) The misapplication by Borrower of any proceeds, to the extent of misapplied proceeds, under any insurance policies pertaining to the Secured Property or awards resulting from condemnation or the exercise of the power of eminent domain or by reason of damage or destruction to any portion of the Secured Property or any building or buildings located thereon;

(5) Any unpaid real estate taxes, utilities, assessments, insurance premiums and any other expenses (excluding principal and interest payments under the Loan and less a credit for any unapplied reserves for such payments held by Lender) relating to the maintenance or operation of the Secured Property which accrued prior to the first to occur of the following: (i) Lender’s acquisition of fee simple title to the Secured Property through a foreclosure of the Security Deed; or (ii) a sale of the Secured Property at foreclosure to a third party purchaser; or (iii) transfer of the Secured Property by Borrower to Lender under the following conditions: (A) the transfer is by special warranty deed subject only to the Permitted Encumbrances (as defined in the Security Deed) and such other title exceptions approved by Lender; (B) Borrower has sole power to convey the Secured Property, and is not then under any legal disability, subject to any insolvency proceeding, or otherwise subject to any stay or other prohibition against transfer of the Secured Property; (C) such conveyance is preceded or accompanied by such other documents and reports (including, without limitation, an environmental report satisfactory to Lender) as are reasonable and customary in the State in which the Secured Property is located in connection with conveyances of commercial real property; and (D) Lender is able to obtain an owner’s policy of title insurance in the amount of the unpaid balance of this Note, subject only to the Permitted Encumbrances and such other title exceptions approved by Lender.

(6) Actual damages and losses suffered or incurred by Lender as the result of bad faith, waste, fraud or material misrepresentation by Borrower under the Loan Documents or Borrower’s loan application, or arising from Borrower’s bankruptcy, or a default by Borrower under Paragraph 15(e) of the Security Deed, or arising from Borrower’s default or liability under any leases of the Secured Property in effect during the period of Borrower’s ownership of the Secured Property, or as the result of any prohibited transfer of title to the Secured Property or ownership interest in Borrower; and

(7) All indemnification obligations by Borrower in favor of Lender under the Environmental Indemnity Agreement of even date herewith given to Lender by Borrower and CBRE Operating Partnership, L.P., a Delaware limited partnership (“Principal”).

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability against Borrower as set forth in Paragraph 9(a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect, and the indebtedness of Borrower under this Note and all other sums due from Borrower to Lender under the Loan shall immediately become FULLY RECOURSE to Borrower, to Principal and any other guarantor of the Loan, jointly and severally, in the event of:

(1) A default by Borrower of any of the prohibitions of Paragraph 17 of the Security Deed; or

(2) A voluntary bankruptcy or insolvency proceeding is commenced by Borrower or Principal under the U.S. Bankruptcy Code or any similar federal or state law; or

(3) An involuntary bankruptcy or insolvency proceeding is commenced against Borrower or Principal (other than by Lender) and is not dismissed within ninety (90) days after the commencement thereof.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under any provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness of Borrower to Lender under the Loan or to require that all collateral encumbered by the Mortgage shall continue to secure all indebtedness of Borrower to Lender under the Loan in accordance with this Note, the Mortgage or the other Loan Documents.

10. This Note may not be amended, modified or changed, nor shall any waiver of any provisions of this Note be effective, except by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought

11. Whenever used in this Note, the words “Borrower” and “Lender” shall be deemed to include their respective successors and assigns, and the word “Lender” shall be deemed to include subsequent holders of this Note.

12. Any notices under this Note shall be deemed to have been given when given in accordance with the requirements for notices under the Security Deed.

13. (a) Any suit, action or proceeding arising out of or relating to this Note or any other Loan Document, or any action or proceeding to execute on or otherwise endorse any judgment arising out of a default under this Note or any other Loan Document may be brought by Lender in the applicable federal district court or state court for Fulton County, Georgia (collectively, the “Courts”). By executing and delivering this Note, Borrower, its successors and assigns, hereby irrevocably and unconditionally submits to the non-exclusive personal jurisdiction of the Courts, and irrevocably and unconditionally agrees not to assert in any proceeding before the Courts or any other court or tribunal, by way of motion, as a defense or otherwise, any claim contesting or challenging the personal jurisdiction of the Courts. In addition, Borrower irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in the courts for any suit, action or proceeding arising out of or relating to this Note or any other Loan Document or (ii) any objection that such suit, action or proceeding brought in the Courts has been brought in an inconvenient forum.

(b) Nothing in this Paragraph 13 or in any other Loan Document shall be deemed to prelude Lender from bringing a suit, action or proceeding arising out of or relating to this Note or the Loan Documents in any other jurisdiction.

14. Borrower represents and warrants that the proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for my personal, family or household use.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed under seal as of the day and year first above written.

RT DEERFIELD I, LLC,
a Delaware limited liability company

By:
Jack A. Cuneo, Manager and President

Signed, sealed and delivered In the presence of:

Witness

Name:	Jeffrey H. Weitzman

Notary Public

Name:	Josephine Cocjin Lozano

My Commission Expires:

March 23, 2010

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